As filed with the Securities and Exchange Commission on July 20, 2005

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Diamond Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-2556965 (I.R.S. employer Identification no.)

1050 South Diamond Street
Stockton, California 95205-7087
(209) 647-7087
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2005 Equity Incentive Plan

2005 Employee Stock Purchase Plan

(Full Title of the Plans)

Michael J. Mendes
President and Chief Executive Officer
Diamond Foods, Inc.
1050 South Diamond Street
Stockton, California 95205-7087
(209) 647-7087

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Horace L. Nash, Esq.
Michael J. Hopp, Esq.
Fenwick & West LLP
275 Battery Street, 15th Floor
San Francisco, California 94111
(415) 875-2300

CALCULATION OF REGISTRATION FEE

			Proposed Maximum		Proposed Maximum		Amount of
Title of Each Class of Securities	Amount to be		Aggregate Offering		Aggregate Offering		Registration
to be Registered	Registered(1)		Price Per Share		Price		Fee
Common Stock, par value $0.001(2)	2,500,000	(3)	$16.00	(5)	$40,000,000	(5)	$4,708	(5)
Common Stock, par value $0.001(2)	400,000	(4)	$13.60	(5)	$5,440,000	(5)	$641	(5)
TOTAL	2,900,000				$45,440,000		$5,349

(1)	This Registration Statement shall also cover any additional shares of Common Stock attributable to these registered shares which become issuable under the plans of the Registrant referenced in this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the Registrant’s Common Stock.

(2)	Attached to and trading with each share of common stock is a preferred stock purchase right. Each right entitles the holder, under the circumstances set forth in the Rights Agreement dated as of April 29, 2005 between the Registrant and Equiserve Bank and Trust, N.A., to purchase 1/100th of a share of Series A Junior Participating Preferred Stock. The preferred share purchase rights will be issued for no additional consideration. Accordingly, no additional registration fee is required.

(3)	Represents shares of Common Stock reserved for issuance under the Registrant’s 2005 Equity Incentive Plan.

(4)	Represents shares reserved for issuance under the Registrant’s 2005 Employee Stock Purchase Plan.

(5)	Estimated as of July 20, 2005 pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price per share of $16 represents the proposed maximum aggregate offering price per share estimated in the Registrant’s registration statement on Form S-1 (No. 333-123576), originally filed with the Commission on March 25, 2005. In the case of the 2005 Employee Stock Purchase Plan, this proposed maximum aggregate offering price per share is multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2005 Employee Stock Purchase Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

     Information required by this Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2. Registrant Information and Employee Plan Annual Information.

     Information required by this Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Registrant’s prospectus filed with the Commission on July 21, 2005 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), which contains audited financial statements of the Registrant as of July 31, 2004 and unaudited financial statements of the Registrant as of April 30, 2005.

(b)	The description of the Registrant’s common stock and preferred stock purchase rights contained in the Registrant’s registration statement on Form 8-A filed with the Commission on July 15, 2005 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

     As permitted by the Delaware General Corporation Law, the Registrant’s Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders,

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

•	under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases), or

•	for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, the Registrant’s Bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions,

•	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law,

•	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, and

•	the rights conferred in the Bylaws are not exclusive.

     The Registrant has entered into Indemnification Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

     Reference is also made to Section 6 of the Underwriting Agreement relating to Registrant’s initial public offering, effected pursuant to Registrant’s Registration Statement on Form S-1 (Registration No. 333-123576) originally filed with the Commission on March 25, 2005, as subsequently amended (the “Form S-1”), which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities. The indemnification provision in the Registrant’s Certificate of Incorporation, Bylaws and the Indemnification Agreements entered into between the Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act.

     The Registrant maintains directors’ and officers’ liability insurance and expects to obtain a rider to such coverage for securities matters.

     See also the undertakings set out in response to Item 9.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The following exhibits are filed herewith or incorporated herein by reference to the Registrant’s registration statement on Form S-1 (No. 333-123576), originally filed with the Commission on March 25, 2005 (the “Form S-1”):

Number	Exhibit Title
4.01	Registrant’s Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.01 of the Form S-1).
4.02	Registrant’s Bylaws (incorporated by reference to Exhibit 3.03 of the Form S-1).
4.03	Registrant’s Amended and Restated Certificate of Incorporation (to be filed immediately after the closing of the offering covered by the Form S-1) (incorporated by reference to Exhibit 3.02 of the Form S-1).
4.04	Registrant’s Restated Bylaws (to become effective immediately after the closing of the offering covered by the Form S-1) (incorporated by reference to Exhibit 3.04 of the Form S-1).
4.05	Form of Specimen Certificate for Registrant’s common stock (incorporated by reference to Exhibit 4.01 of the Form S-1).
4.06	Registrant’s 2005 Equity Incentive Plan and forms of stock option agreement, stock option exercise agreement and restricted stock purchase agreement.
4.07	Registrant’s 2005 Employee Stock Purchase Plan and form of subscription agreement (incorporated by reference to Exhibit 10.03 of the Form S-1).
5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02	Consent of Deloitte & Touche, LLP.
24.01	Power of Attorney (See pages II-5 and II-6).

Item 9. Undertakings.

     a. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stockton, State of California, on the 20th day of July, 2005.

DIAMOND FOODS, INC.
By:	/s/ Michael J. Mendes
Michael J. Mendes
President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Michael J. Mendes and Seth Halio, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

Principal Executive Officer:

/s/ Michael J. Mendes	President and Chief Executive Officer	July 20, 2005
Michael J. Mendes	and director

Principal Financial Officer and Principal Accounting Officer:

/s/ Seth Halio	Chief Financial Officer and Executive	July 20, 2005
Seth Halio	Vice President

Additional Directors:

/s/ John J. Gilbert	Director	July 20, 2005
John J. Gilbert

/s/ Dennis Mussell	Director	July 20, 2005
Dennis Mussell

/s/ Steven M. Neil	Director	July 20, 2005
Steven M. Neil

/s/ Robert J. Zollars	Director	July 20, 2005
Robert J. Zollars

EXHIBIT INDEX

Number	Exhibit Title
4.01	Registrant’s Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.01 of the Form S-1).
4.02	Registrant’s Bylaws (incorporated by reference to Exhibit 3.03 of the Form S-1).
4.03	Registrant’s Amended and Restated Certificate of Incorporation (to be filed immediately after the closing of the offering covered by the Form S-1) (incorporated by reference to Exhibit 3.02 of the Form S-1).
4.04	Registrant’s Restated Bylaws (to become effective immediately after the closing of the offering covered by the Form S-1) (incorporated by reference to Exhibit 3.04 of the Form S-1).
4.05	Form of Specimen Certificate for Registrant’s common stock (incorporated by reference to Exhibit 4.01 of the Form S-1).
4.06	Registrant’s 2005 Equity Incentive Plan and forms of stock option agreement, stock option exercise agreement and restricted stock purchase agreement.
4.07	Registrant’s 2005 Employee Stock Purchase Plan and form of subscription agreement (incorporated by reference to Exhibit 10.03 of the Form S-1).
5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02	Consent of Deloitte & Touche, LLP.
24.01	Power of Attorney (See pages II-5 and II-6).